UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2019

THE DUN & BRADSTREET CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-15967	22-3725387
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

103 JFK Parkway, Short Hills, NJ	07078
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 921-5500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INTRODUCTORY NOTE

As previously disclosed, on August 8, 2018, The Dun & Bradstreet Corporation (the “Company” or “we”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Star Parent, L.P. (“Parent”) and Star Merger Sub, Inc. (“Merger Sub”). Pursuant to the terms of the previously announced Merger Agreement, on February 8, 2019, Merger Sub merged with and into the Company (the “Merger”), with the Company continuing as the surviving company in the Merger (the “Surviving Corporation”).

Item 1.01.                                        Entry into a Material Definitive Agreement.

Notes Offerings

On February 8, 2019 (the “Issue Date”), Merger Sub issued (i) $700 million in aggregate principal amount of its Senior First Lien Notes due 2026 (the “Secured Notes”) and (ii) $750 million in aggregate principal amount of its Senior Notes due 2027 (the “Unsecured Notes” and, together with the Secured Notes, the “Notes”). The Notes were issued pursuant to indentures, dated as of the Issue Date (the “Initial Indentures”), by and between Merger Sub and Wilmington Trust, National Association, as trustee (the “Trustee”) and, in the case of the Secured Notes, as notes collateral agent (the “Notes Collateral Agent”).

Merger Sub used the net proceeds from the Notes offerings, together with borrowings under New Senior Secured Credit Facilities (defined below) and cash equity contributions, to (i) finance the consummation of the Merger and the other transactions contemplated by the Merger Agreement, (ii) repay in full all outstanding indebtedness under the Company’s existing credit facilities, (iii) fund the redemption of all the Company’s existing senior notes and (iv) pay related fees, costs, premiums and expenses in connection with these transactions.

Upon the consummation of the Merger, the Company and each its wholly-owned domestic restricted subsidiaries that guarantee the Company’s obligations under its New Senior Secured Credit Facilities (the “Guarantors”) entered into supplemental indentures to the Initial Indentures (the “Supplemental Indentures” and, together with the Initial Indentures, the “Indentures”), dated as of the Issue Date, with the Trustee and, in the case of the Secured Notes, the Notes Collateral Agent. Pursuant to the Supplemental Indentures, the Company assumed all of the obligations of Merger Sub under the Notes and the Indentures, and the Notes were guaranteed, in the case of the Secured Notes, on a senior secured basis, and, in the case of the Unsecured Notes, on a senior unsecured basis, in each case by the Guarantors. The Secured Notes and related guarantees are secured on a first-priority basis by liens on all assets of the Company and the Guarantors that secure the New Senior Secured Credit Facilities.

The Secured Notes bear interest at 6.875% and mature on August 15, 2026, and the Unsecured Notes bear interest at 10.250% and mature on February 15, 2027. Interest on the Notes is payable semi-annually on February 15 and August 15 of each year, beginning on August 15, 2019.

Prior to February 15, 2022, the Notes may be redeemed at any time and from time to time, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, to, but not including, the redemption date, plus a “make-whole” premium set forth in the applicable Indenture. In addition, at any time prior to February 15, 2022, the Company may, at its option, redeem up to 40% of the aggregate principal amount of each series of Notes with an amount not to exceed the net cash proceeds from certain equity offerings at the redemption price of (i) 106.875% of the principal amount of the Secured Notes to be redeemed and (ii) 110.250% of the principal amount of the Unsecured Notes to be redeemed, in each case plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

On and after February 15, 2022, the Company may, at its option, redeem at any time and from time to time some or all of each series of Notes at the applicable redemption prices set forth in the applicable Indenture plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

The Indentures contain restrictive covenants that limit, among other things, the ability of the Company and its restricted subsidiaries to incur or guarantee additional debt or issue disqualified stock or certain preferred stock; pay dividends and make other distributions on or repurchase capital stock; make certain investments; create or incur certain liens; enter into restrictions affecting the ability of restricted subsidiaries to make distributions, loans or advances or transfer assets to the Company or the Guarantors; enter into certain transactions with affiliates; merge or consolidate or transfer or sell all or substantially all of the Company’s or the Guarantors’ assets; designate restricted subsidiaries as unrestricted subsidiaries; and transfer or sell certain assets. These covenants are subject to a number of important limitations and exceptions. The Indentures also contain customary events of default which would permit the holders of each series of Notes to declare such series of Notes to be immediately due and payable if not cured within applicable grace periods.

New Senior Secured Credit Facilities

On February 8, 2019, the Company entered into a credit agreement (the “Credit Agreement”) governing its new senior secured credit facilities (the “New Senior Secured Credit Facilities”) with Bank of America, N.A. as administrative agent, collateral agent, swing line lender and an L/C issuer.

The New Senior Secured Credit Facilities provide for a senior secured term loan facility in an aggregate principal amount of $2,530.0 million (the “New Term Loan Facility”), a senior secured revolving credit facility in an aggregate principal amount of $400.0 million (the “New Revolving Facility”) and a repatriation bridge facility in an aggregate amount of $63.0 million.

The New Revolving Facility includes sub-facilities for letters of credit and for short-term borrowings referred to as the swing line borrowings. In addition, the Credit Agreement provides that the borrower will have the right at any time, subject to customary conditions, to request incremental term loans or incremental revolving credit commitments in an aggregate principal amount of up to (a) the greater of (1) $740.0 million and (2) an amount equal to 100.0% of the Company’s trailing twelve-month consolidated EBITDA at the time of determination, plus (b) an amount equal to all voluntary prepayments, repurchases and redemptions of the term loans under the Credit Agreement and certain other incremental equivalent debt and permanent revolving credit commitment reductions under the Credit Agreement, in each case on or prior to the date of any such incurrence (to the extent not funded with the proceeds of long-term debt other than revolving loans), plus (c) an additional unlimited amount subject to (I) in the case of incremental indebtedness that is secured by the collateral on a pari passu basis with the New Senior Secured Credit Facilities, not exceeding a specified pro forma first lien net leverage ratio, (II) in the case of incremental indebtedness that is secured by the collateral on a junior basis with respect to the New Senior Secured Credit Facilities, not exceeding a specified pro forma secured net leverage ratio and (III) in the case of unsecured incremental indebtedness, either not exceeding a specified total net leverage ratio or satisfying a specified interest coverage ratio (or, to the extent any of the foregoing are incurred in connection with an acquisition or similar investment, a leverage ratio not higher than the applicable leverage ratio or interest coverage ratio not lower than the interest coverage ratio, in each case, in effect immediately prior to such acquisition or similar investment). The lenders under the New Senior Secured Credit Facilities are not under any obligation to provide any such incremental loans or commitments, and any such addition of or increase in loans will be subject to certain customary conditions precedent and other provisions.

Interest Rate and Fees

Borrowings under the New Senior Secured Credit Facilities will bear interest, at the Company’s option, at a rate per annum equal to an applicable margin over either (a) a base rate determined by reference to the highest of (1) the administrative agent’s prime lending rate, (2) the federal funds effective rate plus 1/2 of 1% and (3) the Eurocurrency rate plus 1.000% or (b) a LIBOR rate determined by reference to the LIBOR rate published on the applicable Bloomberg screen page for the interest period relevant to such borrowing, in each case, subject to interest rate floors.

Prepayments

The New Senior Secured Credit Facilities contain customary mandatory prepayments, including with respect to excess cash flow, asset sale proceeds and proceeds from certain incurrences of indebtedness. The Company may voluntarily repay outstanding loans under the New Senior Secured Credit Facilities at any time without premium or penalty, other than customary breakage costs with respect to LIBOR loans; provided, however, that any voluntary prepayment, refinancing or repricing of the term loans under the New Term Loan Facility in connection with certain repricing transactions that occur prior to the twelve-month anniversary of the closing of the New Senior Secured Credit Facilities are subject to a prepayment premium of 1.00% of the principal amount of the term loans so prepaid, refinanced or repriced.

Amortization and Maturity

The term loans under the New Term Loan Facility amortize in equal quarterly installments in an aggregate annual amount equal to 1.00% of the original principal amount of such term loans, with the balance being payable on the date that is seven years after the closing of the New Senior Secured Credit Facilities. The New Revolving Facility will mature five years after the closing of the New Senior Secured Credit Facilities.

Guarantee and Security

All of the Company’s obligations under the New Senior Secured Credit Facilities and certain hedge agreements and cash management arrangements provided by any lender party to the New Senior Secured Credit Facilities or any of its affiliates and certain other persons will be unconditionally guaranteed by the Company (with respect to hedge agreements and cash management arrangements not entered into by the Company) and certain of the Company’s existing and subsequently acquired or organized direct or indirect material wholly-owned U.S. restricted subsidiaries, with customary exceptions including, among other things, where providing such guarantees is not permitted by law, regulation or contract or would result in material adverse tax consequences.

All obligations under our New Senior Secured Credit Facilities and certain hedge agreements and cash management arrangements provided by any lender party to the New Senior Secured Credit Facilities or any of its affiliates and certain other persons, and the guarantees of such obligations, will be secured, subject to permitted liens and other exceptions, by: (i) a perfected first-priority pledge of all the equity interests of the Company and each wholly-owned material restricted subsidiary of the Company or a subsidiary guarantor (limited to 65% of voting stock in the case of first-tier non-U.S. subsidiaries of the Company) and (ii) perfected first-priority security interests in substantially all tangible and intangible personal property of the Company and its subsidiary guarantors.

Certain Covenants and Events of Default

The New Senior Secured Credit Facilities contain a number of covenants that, among other things, restrict, subject to certain exceptions, the ability of the Company and the ability of the restricted subsidiaries of the Company to:

•                       incur additional indebtedness and guarantee indebtedness;

•                       create or incur liens;

•                       engage in mergers or consolidations;

•                       sell, transfer or otherwise dispose of assets;

•                       pay dividends and distributions or repurchase capital stock;

•                       prepay, redeem or repurchase certain indebtedness;

•                       make investments, loans and advances;

•                       enter into certain transactions with affiliates;

•                       enter into agreements which limit our ability and the ability of our restricted subsidiaries to incur restrictions on their ability to make distributions; and

•                       enter into amendments to certain subordinated indebtedness in a manner materially adverse to the lenders.

                                                The New Senior Secured Credit Facilities contain a springing financial covenant requiring compliance with a maximum ratio of first lien net indebtedness to consolidated EBITDA of 6.75:1.00, applicable solely to the New Revolving Facility. The financial covenant will be tested on the last day of any fiscal quarter (commencing with the first full fiscal quarter after the closing date of the Merger) only if the aggregate principal amount of borrowings under the New Revolving Facility (including swingline loans) and certain outstanding letters of credit (except to the extent such letters of credit have been cash collateralized or satisfactorily backstopped and excluding any non-cash collateralized or backstopped letters of credit up to $35.0 million in the aggregate), exceeds 35% of the total amount of commitments under the New Revolving Facility on such day.

The New Senior Secured Credit Facilities will also contain certain customary affirmative covenants and events of default for facilities of this type, including relating to a change of control. If an event of default occurs, the lenders under the New Senior Secured Credit Facilities will be entitled to take various actions, including the acceleration of amounts due under the New Senior Secured Credit Facilities and all actions permitted to be taken by secured creditors.

Item 1.02.                                        Termination of a Material Definitive Agreement.

On February 8, 2019, in connection with the Merger, the Company repaid in full the outstanding amounts under the Revolving Five Year Credit Agreement, dated as of June 19, 2018, among the Company, as borrower, the lenders from time to time party thereto, JPMorgan Chase Bank, N.A., as administrative agent, Bank of America, N.A. and Citizens Bank N.A. as syndication agents, HSBC Bank USA, N.A., MUFG Union Bank, N.A., PNC Bank, National Association and Suntrust Bank, N.A. as co-documentation agents and the other parties thereto (as amended, restated, supplemented or otherwise modified from time to time, the “Revolver Agreement”) and terminated the Revolver Agreement. No early termination penalties or prepayment premium were incurred by the Company in connection with the termination of the Revolver Agreement.

On February 8, 2019, in connection with the Merger, the Company repaid in full the outstanding amounts under the Term Loan Credit Agreement, dated as of June 19, 2018, among the Company, as borrower, the lenders from time to time party thereto, JPMorgan Chase Bank, N.A., as administrative agent, Bank of America, N.A. and Citizens Bank N.A. as syndication agents, HSBC Bank USA, N.A., MUFG Union Bank, N.A., PNC Bank, National Association and Suntrust Bank, N.A. as co-documentation agents and the other parties thereto (as amended, restated, supplemented or otherwise modified from time to time, the “Term Loan Credit Agreement”) and terminated the Term Loan Credit Agreement. No early termination penalties or prepayment premium were incurred by the Company in connection with the termination of the Term Loan Credit Agreement.

In addition, on February 8, 2019 and in connection with the Merger, notices of full redemption with respect to the Company’s (i) 4.000% Senior Notes due 2020 (the “2020 Notes”), in an aggregate principal amount of $300 million, and (ii) 4.375% Senior Notes due 2022 (the “2022 Notes” and, together with the 2020 Notes, the “Existing Notes”), in an aggregate principal amount of $300 million, were delivered to the respective holders thereof, notifying those holders of the redemption of the entire outstanding aggregate principal amount of each series of Existing Notes on March 10, 2019 (the “Redemption Date”) pursuant to the terms of that certain indenture, dated March 14, 2016 (the “Indenture”), between the Company and The Bank of New York Mellon (formerly The Bank of New York), as amended and supplemented by the First Supplemental Indenture dated as of December 3, 2012 between the Company and The Bank of New York Mellon (the “2022 Notes Trustee”), the Second Supplemental Indenture dated as of June 15, 2015, between the Company and Wells Fargo Bank, National Association (the “2020 Notes Trustee”) and the Supplemental Indenture dated as of February 7, 2019 between the Company and the 2022 Notes Trustee.

The redemption price for the Existing Notes (the “Redemption Price”) is equal to the greater of (i) 100% of the principal amount of the Existing Notes and (ii) the sum of the present values of the remaining scheduled payments of principal and interest in respect of the Existing Notes (not including any portion of such payments of interest accrued as of the Redemption Date) discounted to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in the 2020 Notes and the 2022 Notes, respectively) plus (a) 37.5 basis points, in the case of the 2020 Notes, and (b) 45 basis points, in the case of the 2022 Notes, plus, in each case, any interest accrued but not paid on the Existing Notes to, but not including, the Redemption Date. On February 8, 2019, sufficient funds to pay the Redemption Price were deposited with the 2020 Notes Trustee and the 2022 Notes Trustee, respectively, for the redemption of the Existing Notes. The Issuer has provided each such trustee with instructions to apply the respective deposits to redeem the Existing Notes on the Redemption Date. The Indenture has been satisfied and discharged in accordance with its terms and the Company has been released from its obligations with respect to the Indenture and the Existing Notes, except with respect to those provisions of the Indenture that by their terms survive the satisfaction and discharge.

Item 2.01.                                        Completion of Acquisition or Disposition of Assets.

On February 8, 2019, pursuant to the terms of the Merger Agreement, Merger Sub merged with and into the Company with the Company continuing as the Surviving Corporation.

At the effective time of the Merger, each share of common stock, par value $0.01 per share, of the Company (the “D&B Common Stock”) issued and outstanding immediately prior to the effective time of the Merger (other than shares owned by Parent, Merger Sub, the Company or any other direct or indirect wholly owned subsidiary of Parent or the Company, including treasury shares), were cancelled and converted into the right to receive $145.00 in cash, without interest and subject to any applicable withholding taxes (the “Merger Consideration”).

As of the effective time of the Merger, each outstanding Company stock option, whether vested or unvested, was cancelled and converted into the right to receive (without interest) an amount in cash equal to product of (x) the total number of shares of D&B Common Stock subject to each Company stock option multiplied by (y) the excess, if any, of the Merger Consideration over the per share exercise price under such Company stock option, subject to any applicable withholding taxes.

At the effective time of the Merger, each outstanding Company restricted stock unit and phantom unit other than the PSUs immediately vested and was cancelled and converted into the right to receive (without interest) an amount in cash equal to the product of (x) the number of shares of D&B Common Stock subject to such Company restricted stock unit or phantom unit multiplied by (y) the Merger Consideration.

At the effective time of the Merger, each outstanding Company restricted stock unit that is subject to any vesting condition related to the achievement of performance goals, measures or metrics (each, a “PSU”) was cancelled and converted into the right to receive (without interest) an amount in cash equal to the product of (x) the number of shares of D&B Common Stock subject to such PSU multiplied by (y) the Merger Consideration. With respect to PSUs for which actual performance had not been determined as of immediately prior to the effective time of the Merger, the number of shares of D&B Common Stock subject to such PSUs was determined assuming the applicable performance goals, measures and metrics were achieved at target level performance.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by the full text of the Merger Agreement, which was filed as Exhibit 2.1 to Amendment No 1. to the Company’s Current Report on Form 8-K with the Securities and Exchange Commission (the “SEC”) on August 9, 2018, and which is incorporated herein by reference.

Item 2.03.                                        Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.01.                                        Notice of Delisting or Failure to Satisfy a Continuing Listing Rule or Standard; Transfer of Listing.

In connection with the closing of the Merger, the Company notified the New York Stock Exchange (the “NYSE”) on February 8, 2019 that, at the effective time of the Merger, each share of D&B Common Stock issued and outstanding immediately prior to such time (other than shares owned by Parent, Merger Sub, the Company or any other direct or indirect wholly owned subsidiary of Parent or the Company, including treasury shares), was automatically cancelled and converted into the right to receive the Merger Consideration. On February 8, 2019, the Company requested the NYSE to promptly file with the SEC a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934 (as amended, the “Exchange Act”) on Form 25 to delist the shares of D&B Common Stock. Upon effectiveness of such Form 25, the Company intends to file with the SEC a certification on Form 15 under the Exchange Act requesting that the shares of D&B Common Stock be deregistered and that the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act be suspended.

Item 3.03.                                        Material Modification to Rights of Security Holders.

As a result of the Merger, each share of D&B Common Stock that was issued and outstanding immediately prior to the effective time of the Merger (other than shares owned by Parent, Merger Sub, the Company or any other direct or indirect wholly owned subsidiary of Parent or the Company, including treasury shares), was automatically cancelled and converted into the right to receive the Merger Consideration at the effective time of the Merger.

The information contained in Items 2.01, 3.01, 5.02 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01.                                        Change in Control of Registrant.

As a result of the Merger, a change of control of the Company occurred, and the Company is now a wholly-owned subsidiary of Parent, which is controlled by an investor group led by CC Capital Partners, LLC, Cannae Holdings, Inc. Bilcar, LLC, Black Knight, Inc. and funds affiliated with Thomas H. Lee Partners, L.P. (the “Investor Group”). The aggregate Merger Consideration paid was approximately $5.4 billion, which, along with the fees and expenses related to the Merger, was funded through a combination of common equity contributions from the Investor Group, preferred equity contributions from HPS Investment Partners, LLC (together with co-investors) and Tangy Orange Investment Pte. Ltd., and proceeds of the new debt financings described in Item 1.01.

The information contained in the Introductory Note and Items 2.01 and 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the effective time of the Merger, pursuant to the terms of the Merger Agreement, James N. Fernandez, Cindy Christy, L. Gordon Crovitz, Paul R Garcia, Anastassia Lauterbach, Randall D. Mott and Judith A. Reinsdorf ceased serving as the directors of the Company and William P. Foley, Chinh Chu, Ganesh Rao, James Quella, Thomas Hagerty, Anthony Jabbour, Richard Massey and Douglas Ammerman became directors of the Surviving Corporation.

At the effective time of the Merger, Anthony Jabbour became the Chief Executive Officer of the Company, Stephen C. Daffron became the President of the Company, Bryan Hipsher became the Chief Financial Officer and Treasurer of the Company and Colleen Haley became the Secretary of the Company. The following persons will no longer hold the position as an officer of the Company: Thomas J. Manning, Curtis Brown, Christie A. Hill, Richard H. Veldran and Roslynn Williams.

Item 5.03.                                        Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In accordance with the Merger Agreement, at the effective time of the Merger, Merger Sub’s certificate of incorporation as in effect immediately prior to the effective time of the Merger became the certificate of incorporation, as amended and restated, of the Surviving Corporation, and the Bylaws of Merger Sub as in effect immediately prior to the effective time of the Merger became the Bylaws, as amended and restated, of the Surviving Corporation.

The Amended and Restated Certificate of Incorporation of The Dun & Bradstreet Corporation is filed as Exhibit 3.1 hereto and incorporated by reference herein. The Amended and Restated Bylaws of The Dun & Bradstreet Corporation are filed as Exhibit 3.2 hereto and incorporated by reference herein.

Item 8.01.                                        Other Events.

On February 8, 2019, the Company issued a press release announcing the completion of Parent’s acquisition of the Company, a copy of which is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01.                                          Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

2.1

Agreement and Plan of Merger, dated as of August 8, 2018, by and among The Dun & Bradstreet Corporation, Star Parent, L.P. and Star Merger Sub, Inc. (incorporated by reference to Exhibit 2.1 of our Current Report on Form 8-K/A filed with the SEC on September 10, 2018).

3.1	Amended and Restated Certificate of Incorporation of The Dun & Bradstreet Corporation (*)

3.2	Amended and Restated Bylaws of The Dun & Bradstreet Corporation. (*)

99.1	Press Release dated February 8, 2019, issued by the Dun & Bradstreet Corporation (*)

*Filed herewith.

***********

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Dun & Bradstreet Corporation

	By:	/s/ Colleen Haley
Secretary

DATE: February 8, 2019